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Exhibit 99.5

If you plan to attend the Special Meeting, please bring this admission ticket with you.

ADMISSION TICKET

COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS

Friday, September 2, 2005
11:00 A.M. Eastern Time
The Hanover Marriott
1401 State Highway No. 10
Whippany, New Jersey

Shareholders will be admitted to the Special Meeting beginning at
10:30 A.M. Eastern time.

REVOCABLE PROXY CARD
COMPUTER HORIZONS CORP.

SPECIAL MEETING OF SHAREHOLDERS
FRIDAY, SEPTEMBER 2, 2005
11:00 A.M., EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints William J. Murphy and Michael C. Caulfield, and each of them, as proxies, each with full power of substitution and authorizes them to represent and to vote, as designated on the reverse side of this form, all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of COMPUTER HORIZONS CORP. to be held at the Hanover Marriott, 1401 State Highway No. 10, Whippany, New Jersey on Friday, September 2, 2005 at 11:00 A.M., eastern time, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE
VOTED IN THE MANNER DIRECTED. IF NO DIRECTION
IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL PROPOSALS.

(Continued, and to be marked, dated and signed, on the other side)

\/ FOLD AND DETACH HERE \/

COMPUTER HORIZONS CORP.—SPECIAL MEETING, FRIDAY, SEPTEMBER 2, 2005

YOUR INSTRUCTIONS TO VOTE ARE IMPORTANT!

Proxy Materials are available on-line at:

http://www.computerhorizons.com

PLEASE MARK, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors of Computer Horizons Corp. recommends a vote "FOR" the following proposals.					Please mark vote as indicated in this example		☒
1. A proposal to approve the issuance of shares of Computer Horizons Corp. common stock in connection with the merger of Analysts International Corporation with JV Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of Computer Horizons Corp., pursuant to an Agreement and Plan of Merger, dated as of April 12, 2005, by and among Computer Horizons Corp., JV Merger Corp. and Analysts International Corporation.	For ☐	Against ☐	Abstain ☐	3. A proposal to approve the amendment and restatement of the certificate of incorporation of Computer Horizons Corp., effective contemporaneously with the consummation of the merger, to change the name of the corporation from Computer Horizons Corp. to "International Horizons Group, Inc."	For ☐	Against ☐	Abstain ☐

2. A proposal to approve any motion to adjourn or postpone the Special Meeting to another time and place, if necessary to permit the further solicitation of proxies to establish a quorum or to obtain additional votes in favor of proposal 1.	For ☐	Against ☐	Abstain ☐
Please be sure to date and sign this proxy card in the box below.
Date
Signature
Signature (if held jointly)

Signature(s) should agree with name(s) printed hereon. Please correct any errors in address shown. If signing in representative capacity include full title. Proxies by a corporation should be signed in its name by an authorized officer. Where stock stands in more than one name, all holders of record should sign.
PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

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  Exhibit 99.5